Exhibit 99.1

AsiaInfo-Linkage Enters into Definitive Agreement to be Acquired by Consortium

Led by CITIC Capital Partners for US$12.00 per Share in Cash

-Values AsiaInfo-Linkage at approximately US$890 million-

-Edward Tian, AsiaInfo-Linkage’s Co-Founder, Co-Leader of Consortium-

Beijing, PRC / Santa Clara, U.S./Hong Kong, PRC – May 13, 2013 – AsiaInfo-Linkage, Inc. (NASDAQ: ASIA, “AsiaInfo-Linkage” or the“ Company”), a leading provider of telecommunication software solutions and services in China and the largest Business Support System supplier to the telecommunications industry in Asia, and CITIC Capital Partners, the private equity arm of CITIC Capital Holdings Ltd. (“CITIC Capital Partners”) announced today the signing of a definitive merger agreement under which AsiaInfo-Linkage will be acquired by a private investor consortium led by CITIC Capital Partners.

Under the terms of the merger agreement, upon completion of the acquisition the stockholders of AsiaInfo-Linkage will receive US$12.00 in cash for each AsiaInfo-Linkage share of common stock they hold. This per share price values AsiaInfo-Linkage at approximately US$890 million, represents a 52% premium over the closing price on January 11, 2012, the last trading day prior to AsiaInfo-Linkage’s receipt of a “going private” proposal from CITIC Capital Partners, and represents a 53% premium over the 30-trading day volume weighted average price as of the same date.

AsiaInfo-Linkage’s board of directors, acting upon the unanimous recommendation of a special committee of independent directors, has approved the merger agreement and resolved to recommend that AsiaInfo-Linkage’s stockholders vote to adopt the merger agreement. The special committee, which is composed solely of independent directors that are not affiliated with any member of the buyer consortium or any member of AsiaInfo-Linkage’s management, evaluated and negotiated the terms of the merger agreement.

AsiaInfo-Linkage will call a meeting of its stockholders for the purpose of voting on the adoption of the merger agreement as soon as practicable. If completed, the acquisition will, under the laws of the State of Delaware, result in AsiaInfo-Linkage becoming a privately held company and AsiaInfo-Linkage’s shares of common stock will no longer be listed on the NASDAQ Global Market. The acquisition is subject to other customary conditions, including receipt of required regulatory approvals, in addition to approval by AsiaInfo-Linkage’s stockholders.

The buyer consortium, led by CITIC Capital Partners and Edward Tian, co-founder and a significant stockholder of AsiaInfo-Linkage, and their respective affiliates, including CITIC PE and China Broadband Capital Partners II, L.P., will provide equity financing for the acquisition.

Bank of Taiwan, Cathay United Bank, Co., LTD., ICBC International Capital Limited, Maybank Investment Bank Berhad and Nomura International (Hong Kong) Limited have agreed as mandated lead arrangers to arrange a debt facility in the aggregate amount of US$330 million to provide debt financing for the acquisition.

Davis Polk & Wardwell is acting as U.S. legal advisor to CITIC Capital Partners. Shearman & Sterling is acting as U.S. legal advisor to the special committee. Morgan Stanley is acting as lead financial advisor to CITIC Capital Partners, while Nomura International (Hong Kong) Limited and ICBC International Capital Limited are acting as co-advisors to CITIC Capital Partners. Goldman Sachs (Asia) L.L.C. is acting as financial advisor to the special committee. Skadden, Arps, Slate, Meagher & Flom LLP is acting as U.S. legal advisor to Edward Tian and China Broadband Capital Partners II, L.P. China Renaissance Holdings Limited is acting as financial advisor to Edward Tian. Fried, Frank, Harris, Shriver & Jacobson LLP is acting as U.S. legal advisor to Goldman Sachs (Asia) L.L.C.

For further information on this acquisition, please refer to AsiaInfo-Linkage’s Form 8-K, which will be filed in connection with this acquisition.

-End-

For media inquiries, please contact:

CITIC Capital Partners:

Belinda Chung, Edelman, Tel: +852 2837 4721, Email: belinda.chung@edelman.com

Corliss Ruggles, Edelman, Tel: +852 2837 4719, Email: corliss.ruggles@edelman.com

AsiaInfo-Linkage:

In China: Jimmy Xia, AsiaInfo-Linkage, Inc., Tel: +86-10-8216-6039,

Email: ir@asiainfo-linkage.com

Justin Knapp, Ogilvy Financial, Beijing, Tel: +86-10-8520-6556, Email: asia@ogilvy.com

In the United States: Jessica Barist Cohen, Ogilvy Financial, New York, Tel: +1-646-460-9989,

Email: asia@ogilvy.com

About CITIC Capital Partners

CITIC Capital Partners is the private equity arm of CITIC Capital Holdings Limited, a China-focused alternative investment management and advisory company that manages over US$4 billion of capital from a diverse group of international and Chinese investors. CITIC Capital Partners invests globally in companies which are capitalizing upon the growth and productive resources of the Chinese economy. CITIC Capital Partners operates in China, Japan and the U.S. and in the past few years it has invested in transactions with a cumulative enterprise value of approximately US$5.2 billion. CITIC Capital Partners currently manages US$2.6 billion of committed capital.

About Edward Tian, a Co-Founder and Significant Stockholder of AsiaInfo-Linkage

Edward Tian served as the Company’s President through May 1999. Dr. Tian has served as a member of the Company’s Board since the Company’s inception.

Dr. Tian is the founder and has been the Chairman of China Broadband Capital Partners, L.P., one of the first Chinese TMT sector focused private equity funds since February 2006.

Dr. Tian has also served as an independent director of MasterCard Incorporated, a credit card company, since April 2006; a senior advisor of Kohlberg Kravis Roberts & Co., a private equity firm, since November 2006; an independent director of Lenovo Group Limited since August 2007; and an independent director of Taikang Life Insurance Company Limited, a Chinese life insurance company, since July 2008.

From April 2002 to May 2006, Dr. Tian served as Chief Executive Officer of China Netcom (Group) Company Limited (formerly China Netcom Corporation Ltd.). His other directorships include serving as a Director of China Netcom Group between 2001 and May 2006 and Vice Chairman of PCCW Limited, a telecommunications holding company, from April 2005 to March 2007.

Dr. Tian received an M.S. from the Graduate School of the Chinese Academy of Science in Beijing and a Ph.D. in Environmental Management from Texas Tech University.

About AsiaInfo-Linkage

AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) is a leading provider of high-quality software solutions and IT services to the telecommunications industry. Headquartered in Beijing, it employs more than 11,000 professionals worldwide. The Company provides a full suite of Business Support System and operational support solutions (BSS/OSS) and associated professional services. Its core Veris product line includes billing and customer care systems that serve nearly a billion subscribers globally – almost one seventh of the world’s population – plus business intelligence, network management and security solutions.

AsiaInfo-Linkage’s customers work with the Company to converge large scale pre-paid and post-paid mobile operations, improve time to market for new products and services and develop cost-effective new business models. In China, the Company has more than 50% market share in billing, CRM and business intelligence through longstanding partnerships with China Mobile, China Unicom and China Telecom. It aims to be the leading IT solutions provider to the global telecommunications industry, enabling the Connected Digital Lifestyle, and helping customers build, maintain, operate and constantly improve their network infrastructure and IT environment.

For more information about AsiaInfo-Linkage, please visit www.asiainfo-linkage.com.

Additional Information about the Acquisition

The Company will furnish to the Securities and Exchange Commission (the “SEC”) a current report on Form 8-K regarding the acquisition, which will include the merger agreement and related documents. All parties desiring details regarding the acquisition are urged to review these documents, which are available at the SEC’s website (http://www.sec.gov).

The Company will file a proxy statement with the SEC in connection with the acquisition. In addition, certain participants in the acquisition will prepare and mail to the Company’s stockholders a Schedule 13E-3 transaction statement. These documents will be filed with or furnished to the SEC as soon as practicable. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE ACQUISITION, THE PERSONS SOLICITING PROXIES IN CONNECTION WITH THE ACQUISITION ON BEHALF OF THE COMPANY AND THE INTERESTS OF THOSE PERSONS IN THE ACQUISITION AND RELATED MATTERS. In addition to receiving the proxy statement and Schedule 13E-3 transaction statement by mail, stockholders also will be able to obtain these documents, as well as other filings containing information about the Company, the acquisition and related matters, without charge, from the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, these documents can be obtained, without charge, by contacting the Company at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing 100086, China, telephone: +86-10-8216-6688.

The Company and certain of its directors, executive officers and other members of management and employees may, under the SEC rules, be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders with respect to the acquisition. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement and Schedule 13E-3 transaction statement relating to the acquisition when it is filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and Schedule 13E-3 transaction statement and the other relevant documents filed with the SEC when they become available.

This announcement is not a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities and it is not a substitute for any proxy statement or other filings that may be made with the SEC should the acquisition go forward.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology.

Such forward-looking statements involve inherent risks, uncertainties and assumptions, such as the uncertainties as to how the Company’s stockholders will vote at the meeting of the stockholders, the possibility that competing offers will be made, the possibility that debt financing may not be available and the possibility that various closing conditions for the acquisition may not be satisfied or waived. Further information regarding these and other risks is included in the Company’s filings with the SEC, as well as the Schedule 13E-3 transaction statement and the proxy statement to be filed by the Company. These forward-looking statements reflect the Company’s expectations as of the date of this press release. The Company does not undertake any obligation to update any forward-looking statement, except as required under applicable law.